UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):       August 11,2008

COLLECTORS UNIVERSE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27887	33-0846191
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1921 E. Alton Avenue, Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (949) 567-1234

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On August 11, 2008, the Company issued a press release to report that, on August 5, 2008, Collectors Finance Corporation, a wholly-owned subsidiary of the Company which is engaged in the business of making loans secured by collectibles submitted for authentication and grading by the Company (“CFC”), sold approximately $3.06 million principal amount of loans originated by CFC that are secured by collectible coins to Collateral Finance Corporation.   Collateral Finance Corporation is an affiliate of Escala Group, Inc., which owns a business that is a dealer in precious metal bullion and coin products.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description of Exhibit

99.1	Press Release issued August 11, 2008 to report the Company’s sale of $3.06 million principal amount of loans to Collateral Finance Corporation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLECTORS UNIVERSE, INC.

Dated: August 11, 2008	By:	/s/ JOSEPH J. WALLACE
Joseph J. Wallace,
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release issued August 11, 2008 to report the Company’s sale of $3.06 million principal amount of loans to Collateral Finance Corporation.

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